EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 of Mentor Corporation and to the incorporation by reference therein of our report dated May 13, 2003, with respect to the consolidated financial statements and schedule of Mentor Corporation, included in its Annual Report on Form 10-K for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

Los Angeles, California March 29, 2004	/s/ Ernst & Young LLP